                                                                   EXHIBIT 10.34



                                      MONY
                        SPLIT DOLLAR LIFE INSURANCE PLAN


SECTION 1 -- PURPOSE

         The purpose of this Split Dollar Life Insurance Plan (the "Plan") is to provide life insurance coverage for key employees of The Mutual Life Insurance Company of New York ("MONY" or the "Company") and its Subsidiaries. The Company intends to provide benefits under the Plan to present and future Eligible Employees employed by the Company, or such Subsidiary, as it shall designate. The Plan is effective December 31, 1987.

SECTION 2 -- DEFINITIONS

2.1 BENEFICIARY. "Beneficiary" means the person or persons designated as such in accordance with Section 3.3, below.

2.2 EARLY RETIREMENT. "Early Retirement" means a Termination of Employment by a Participant, other than by reason of death, on or after the date on which a Participant both attains age 55 and is deemed to be an early retiree under the Retirement Income Security Plan for MONY Employees, or, in the case of a Subsidiary, under such pension plan maintained by such Subsidiary as MONY shall designate as a substitute for the Retirement Income Security Plan for MONY Employees (the MONY pension plan and all other such plans as MONY shall designate as substitutes are collectively referred to herein as "RISPE").

2.3 ECONOMIC BENEFIT. "Economic Benefit" means the value of the Economic Benefit of life insurance coverage for the Participant under this Plan for income tax purposes determined based on revenue ruling issued by the Internal Revenue Service and other applicable authorities.

2.4 ELIGIBLE EMPLOYEES. "Eligible Employees" means an Employee of the Employer who a) is in active service on the date which he is to become a Participant in the Plan; b) is then a key executive with the Company or its Subsidiary; c) is approved for participation in the Plan by MONY's Chairman; d) makes and continues to make all payments required by Section 5.2, below; and e) continuously maintains the employment status upon which such approval was based, except that an Employee who does not maintain the employment status upon which such approval was based shall nevertheless continue to be considered an Eligible Employee for so long as MONY's Chairman shall, in his sole judgment, deem advisable. A Termination of Employment by Early or Normal Retirement shall not constitute a failure of continuance to be an Eligible Employee.

2.5 EMPLOYEE. "Employee" means any person employed by the Employer on a regular salaried basis.

2.6 EMPLOYER. "Employer" means The Mutual Life Insurance Company of New York, or any of its Subsidiaries designated by MONY.

2.7 NORMAL RETIREMENT. "Normal Retirement" means a Termination of Employment other than by reason of death on and after the date on which a Participant both attains age 65 and is deemed to be a normal or postponed retiree under RISPE.

2.8 PARTICIPANT. "Participant" means an Eligible Employee who is insured under a life insurance policy issued under the Plan.

2.9 POLICY. "Policy" means the policy or policies on the life of a Participant providing the life insurance coverage under the Plan.

2.10 SUBSIDIARY. A " Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company has at least a 50% ownership interest.

2.11 TERMINATION EMPLOYMENT. "Termination of Employment" means the cessation of the Participant's employment with the Employer for any reason whatsoever, whether voluntary or involuntary, prior to the time when the Participant has a Vested benefit under this Plan.

2.12 VANISH. As used in this Plan, "Vanish" refers to the point in time at which the cash value of such additional amount as the Employer shall purchase by rider and the current and accumulated dividends on the Participant's Policy are expected to be sufficient to pay the premiums on the Policy without other source payments, as illustrated by the insurer's dividend scale for the policy at its time of issue.

2.13 VESTED. As used in this Plan, "Vested" means non-forfeitable. A Participant has a Vested benefit under this Plan at the point in time at which he becomes eligible for early retirement under RISPE. A Beneficiary has Vested interest in a Policy upon the death of the Participant who designated him as Beneficiary.

SECTION 3 -- PARTICIPATION

3.1 ELECTION TO PARTICIPATE. An Employee who has been notified by MONY that he is an Eligible Employee may enroll in the Plan by completing an application for a Policy.

         An Eligible Employee shall become a Participant when 1) he is notified in writing that his participation is approved by the Employer, and 2) as of the effective date that MONY has purchased a policy on his life.

3.2 ADDITION OF ELIGIBLE EMPLOYEES. The Employer may, at its discretion and at any time, designate additional Employees to participate in the Plan.

3.3 THE INSURANCE CONTRACT. To provide the insurance benefits under this Plan, the Company shall acquire a Policy on the life of each Eligible Employee who satisfies the insurer's requirements for insurability, if any. Prior to the time that premiums on such Policy are expected to Vanish, such Policy shall provide that all rights of ownership therein shall belong to the Company, except that the Participant shall have the right to designate a Beneficiary for the excess of the policy proceeds over the Company's interest under the terms of this Plan and, except that the rights to borrow, to assign the policy and to change the designation of rights shall belong to the Participant and the Company, jointly. The designated Beneficiary of such Policy shall be the Company, as its interest may appear under this Plan, with the excess over the Company's interest to a Beneficiary designated by the Participant.

3.4 RELATION TO OTHER PLANS. The Plan replaces the prior one and one-half times or two times salary group life insurance for Eligible Employees which would otherwise be provided under the Company's Security Plan for Employees, but only while the Plan is in effect with respect to the Employee. It does not affect any other death benefit in any manner provided by the Company.

SECTION 4 -- AMOUNT OF PARTICIPANT LIFE INSURANCE COVERAGE

4.1 AMOUNT OF INSURANCE. Each Participant will have at least the following minimum coverage under this Plan.

                  Chairman and President                                               $1,000,000

                  Vice Chairman and Executive Vice President                            $ 750,000

                  Senior Vice President and Cabinet Member*

                      below the rank of senior Vice President                           $ 500,000

                  Vice President or Functional Vice President                           $ 350,000

                  * Cabinet Members are designated by the Chairman

plus such additional amount as the Employer shall purchase by rider to enable the premium thereon to Vanish. (The minimum coverage shown above plus such additional amount purchased by rider constitutes the "total Coverage Amount" for the purposes of Section 5.2 below.)

SECTION 5 -- LIFE INSURANCE COVERAGE DURING EMPLOYMENT

5.1 AMOUNT OF INSURANCE. Upon the death of a Participant before Early or Normal Retirement, all of the death proceeds of the Policy shall be payable to the Participant's Beneficiary, except that an amount equal to the cumulative premiums paid by the Employer on the policy (other than a) from the cash value of such additional amount as the Employer shall purchase by rider; b) for special term coverage; c) from current and accumulated dividends in the Policy, and d) from the Participant's contributions) shall be payable to the Employer.

5.2 PAYMENT OF PREMIUMS AND CONTRIBUTIONS. Provided that the participant shall make the payment to the Employer required by this Section 5.2, all premiums for a Participant's life insurance coverage under the Plan will be paid by the Employer. If an Employee becomes a Participant prior to December 31 in the year in which he becomes an Eligible Employee, the Participant will be covered by a special term rider for the Total Coverage Amount specified in Section 4.1, above, until such December 31st. MONY will pay the full premium for the special term coverage. Thereafter, until the premiums on the Policy are expected to Vanish, the Participant shall pay to the Employer, as his contribution to the premium, amount determined from a schedule published by the Company which may be revised by the Company from time to time, based upon the Employee's insurance age, smoking habits and the amount of his coverage under Section 4.1, above. After the premiums are expected to Vanish, all premiums will be paid from the cash value of such additional amount referred to in Section 4.1, above, and from current and accumulated dividends in the Policy, or, if insufficient, by the Employer, and the Participant will not be required to make any further contributions to premium payments.

         The Employer will be required to include in the Employee's income, for income tax purposes, an amount equivalent to the Economic Benefit of the Participant's coverage.

5.3 INTERESTS IN CASH VALUE. The respective interests of the Employee and Employer in the cash value of the Policy shall be as follows:

         (a) Employer's Interest. Before the premiums on the Policy are expected to vanish, the Participant shall have no interest in the cash value of the Policy. Thereafter, the Employer's interest in the cash value of the policy shall be limited to that portion of the cash value on the Policy which is equal to the cumulative premiums on the Policy paid by the Employer (other than a) from the cash value of such additional amount as the Employer shall purchase by rider; b) for special term coverage; c) from current and accumulated dividends in the Policy, and
         d) from the Participant's contributions.

         (b) Participant's Interest. The Participant's interest in the cash value of the policy shall be the balance of the cash value of the policy in excess of the Employer's interest, pursuant to Section 5.3(a), above.

5.4 POLICY LOANS AND WITHDRAWALS. The Employee and the Employer shall have no right to obtain loans or make withdrawals from the Policy while the Employee is employed by the Employer, except as provided in Section 5.2, above.

5.5 SURRENDER OR CANCELLATION. In the event of the surrender or cancellation of the Policy, the Participant and the Employer shall be entitled to receive a portion of the cash surrender value thereof, equal to their respective interests under Section 5.3 (a) and (b), above.

5.6 DISABILITY. A Termination of Employment shall not be deemed to have occurred while a Participant is entitled to benefits under the Long Term Disability portion of MONY's Security Plan for Employees, provided Participant continues to make any required contribution.

SECTION 6 -- LIFE INSURANCE COVERAGE AFTER RETIREMENT

6.1 AMOUNT OF INSURANCE. Following Normal or Early Retirement, all of the death proceeds of the policy shall be payable to the Participant's Beneficiary except that amount equal to the cumulative premiums paid by the Employer on the Policy (other than a) from the cash value of such additional amount as the Employer shall purchase by rider; b) for special term coverage; c) from current and accumulated dividends in the Policy, and d) from the Participant's contributions) shall be payable to the Employer.

6.2 PAYMENT OF PREMIUMS. Following Normal or Early Retirement, after premiums on the Policy are expected to Vanish, all premiums on tile Policy shall be paid as provided in the last sentence of the first paragraph of Section 5.2, above.

6.3 TRANSFER OF THE POLICY. Following Normal or Early Retirement, after premiums on the Policy are expected to Vanish, the Company shall grant ownership of the policy to the Participant, subject to Sections 6.4, 6.5 and 6.6, below. The Beneficiary shall be as required in Section 3.3, above.

6.4 INTEREST IN CASH VALUE. Following Normal or Early Retirement, after premiums on the Policy are expected to Vanish, the entire cash value of the Policy shall belong as provided in Section 5.3, above.

6.5 POLICY LOANS. Following Normal or Early Retirement, after premiums on the Policy are expected to Vanish, the participant shall be entitled to obtain loans from the cash value of the Policy, subject to the provisions of the Policy, provided, however, that the participant shall not make any loan, which together with interest thereon, shall reduce the interest of the Employer pursuant to
Section 5.3, above.

6.6 SURRENDER OF THE POLICY. Following Normal or Early Retirement, after premiums on the Policy are expected to Vanish, in the event of surrender of the Policy, the Employer shall be entitled to receive a portion of the cash surrender value equal to its interest in the cash surrender value of the Policy under Section 5.3, above, and the balance, if any, shall belong to the Employee. Should the Participant allow the Employer's interest in such cash value to be reduced by non-payment of interest upon a loan allowed by Section 6.5, above, the Employer may require the Participant to immediately surrender such Policy and cause the insurance company to pay over to the Employer an amount equal to the Employer's interest under Section 5.3, above, with any short fall between the Employer's interest under Section 5.3, above, and the surrender value actually received by the Participant to be a debt immediately owing and payable from the Participant to the Employer.

6.7 RETIREMENT BEFORE PREMIUMS ARE EXPECTED TO VANISH. If the participant retires at Normal or Early Retirement, before the premiums on the Policy are expected to Vanish, the Participant will be required to continue to make contributions to premium payment in accordance with Section 5.2, above, until the premiums are expected to Vanish, including the period before and after retirement and the Employer will continue to make the balance of premium payments until the premiums are expected to Vanish. The provisions of Sections
6.1 through 6.6, above, shall apply after the premiums are expected to Vanish. If the Participant fails to make such contributions until the premiums are expected to Vanish, his participation in this Plan shall terminate, and he shall be subject to the provisions of Section 7, below, which normally apply upon Termination of Employment or failure of continuance to be an Eligible Employee.

SECTION 7 --      LIFE INSURANCE COVERAGE AFTER TERMINATION OF EMPLOYMENT OR
                  FAILURE OF CONTINUANCE TO BE AN ELIGIBLE EMPLOYEE

7.1 OPTION TO PURCHASE POLICY FROM EMPLOYER. If a Participant has a Termination of Employment or fails to continue to be an Eligible Employee prior to being Vested, other than due to death, the Participant may elect in writing within thirty days following such event to purchase the Employer's interest in the Policy. Such purchase price shall be equal to the Employer's interest as determined under Section 5.3(a). Upon payment of such purchase price the Employer shall release all of its interest in the Policy to the Participant.

7.2 TRANSFER OF POLICY TO EMPLOYER. If a Participant has a Termination of Employment or failure of continuance to be an Eligible Employee prior to being Vested, other than due to death, and does not elect to purchase the Employer's interest in the Policy pursuant to Section 7.1, above, the Participant shall no longer have any interest in such life insurance Policy and the Employer may maintain such Policy for its sole and separate benefit, or surrender it, keeping all of the cash surrender value for itself.

SECTION 8 -- AMENDMENT AND TERMINATION OF PLAN

8.1 RIGHTS OF VESTED PARTICIPANTS AND BENEFICIARIES. The Company may at any time amend or terminate the Plan, in whole or in part, provided, however, that no such action shall diminish the rights of any Vested Participant or Beneficiary to the extent that such right has accrued before such action. Written notice of termination or any amendment of the Plan shall be given to each Participant.

SECTION 9 -- MISCELLANEOUS

9.1 TAX LIABILITY AND WITHHOLDING. A Participant may have income for Federal, State or Local income tax purposes by reason of his Economic Benefit. The Participant and any Beneficiary shall make appropriate arrangements with the Employer for the satisfaction of any tax withholding requirements and Social Security or other Employee tax requirements applicable to benefits provided under this Plan. Upon the Participant's failure to make such arrangements, the Employer may provide, at its discretion, for such withholding and tax payments as may be required.

9.2 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employment with the Employer.

9.3 GENDER. As the context may require, the singular may read as the plural and vice versa, and all pronouns shall be deemed to refer to the masculine, feminine or neuter.

9.4 CAPTIONS. Section captions herein are not part of this Plan.

9.5 APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the State of New York.

9.6 WAIVER OF BREACH. The waiver by the Employer of any breach of any provision herein shall not operate as a waiver of any subsequent breach by the Participant.


                                       7